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                                                                      EXHIBIT 99


                         FORM 3 JOINT FILER INFORMATION


   1.    NAME:                      SDS Capital Partners, LLC

         ADDRESS:                   53 Forest Avenue, 2nd Floor,
                                    Old Greenwich, Connecticut 06870

         DESIGNATED FILER:          SDS Capital Advisors, LP

         ISSUER &
         TICKER SYMBOL:             Telenetics Corporation (TLNT.OB)

         DATE OF EVENT
         REQUIRING STATEMENT:       4/14/03

         SIGNATURE:        SDS CAPITAL PARTNERS, LLC

                           By: /s/ Steven Derby
                               ------------------------
                           Name: Steven Derby
                           Title: Managing Member

   2.    NAME:             Steven Derby

         ADDRESS:          c/o SDS Management, LLC
                           53 Forest Avenue, 2nd Floor,
                           Old Greenwich, Connecticut 06870

         DESIGNATED FILER: SDS Capital Advisors, LP

         ISSUER &
         TICKER SYMBOL:    Telenetics Corporation (TLNT.OB)

         DATE OF EVENT
         REQUIRING STATEMENT:       4/14/03

         SIGNATURE:        /s/ Steven Derby
                           -------------------------


*  By:  SDS CAPITAL ADVISORS, LP

        By:  SDS Capital Partners, LLC, its General Partner

              By: /s/ Steven Derby
                  --------------------------
              Name: Steven Derby
              Title: Managing Member